UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2018
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 687-5817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
In connection with the appointment of Tarek A. Robbiati as Executive Vice President & Chief Financial Officer of Hewlett Packard Enterprise Company (“HPE”) effective as of September 17, 2018, HPE and Mr. Robbiati have entered into a compensation arrangement providing (i) an annual base salary of $800,000; (ii) a target annual bonus of 125% of base salary, up to a maximum of 250% of base salary for the 2018 fiscal year, pro-rated at a guarantee of target for the remainder of the 2018 fiscal year; (iii) an initial grant of 210,337 restricted stock units, vesting over a period of five years from September 19, 2018, subject to the terms of HPE’s 2015 Stock Incentive Plan, (iv) a long-term incentive equity grant to be made in December 2018, on equivalent terms as those applicable to grants at the executive vice president level, and with a value of $3.5 million (as represented by the value of the common stock underlying the award on the date of grant) and (v) a one-time cash award of $1 million, 50% of which is payable following Mr. Robbiati’s start date, with the remainder payable on the first anniversary thereof, subject to pro-rata repayment obligation in the event of Mr. Robbiati’s resignation or termination for cause within the first twelve months of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: September 20, 2018	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, General Counsel and Assistant Secretary